Exhibit 99.9

PRELIMINARY PROXY CARD

SUBJECT TO COMPLETION

Consonance-HFW Acquisition Corp. Extraordinary General Meeting

Consonance-HFW Acquisition Corp.

1 Palmer Square, Suite 305

Princeton, NJ 08540

EXTRAORDINARY GENERAL MEETING

OF SHAREHOLDERS OF CONSONANCE-HFW ACQUISITION CORP.

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON                , 2021.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated                 , 2021, in connection with the Extraordinary General Meeting of Shareholders (the “Extraordinary General Meeting”) to be held at                 a.m., Eastern Time, on                 , 2021, via live webcast at the following address: https://www.cstproxy.com/consonancehfw/sm2021, and hereby appoints Gad Soffer and Kevin Livingston, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of Consonance-HFW Acquisition Corp. (“CHFW”) registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 7.

(Continued and to be marked, dated and signed on reverse side)

Please mark vote as indicated in this example	☒	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4-A, 4-B, 4-C, 4-D, 5, 6, 7 and 8

Proposal No. 1—The Business Combination Proposal—RESOLVED, as an ordinary resolution, that CHFW’s entry into the Business Combination Agreement, dated as of April 15, 2021 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among CHFW, Perseverance Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Surrozen, Inc., a Delaware corporation, which will change its name to Surrozen Operating, Inc. (“Surrozen”), a copy of which is attached to the proxy statement/prospectus as Annex A, pursuant to which, among other things, following the de-registration of CHFW as an exempted company in the Cayman Islands and the continuation and domestication of CHFW as a corporation in the State of Delaware with the name “Surrozen, Inc.,” (a) Merger Sub will merge with and into Surrozen (the “Merger”), with Surrozen as the surviving company in the Merger and, after giving effect to such Merger, Surrozen shall be a wholly-owned subsidiary of CHFW and (b) at the Effective Time, (i) each share and equity award (whether vested or unvested) of Surrozen outstanding as of immediately prior to the Effective Time will be exchanged for shares of common stock, par value $0.0001 per share, of New Surrozen (“New Surrozen Common Stock”) or comparable vested or unvested equity awards that are settled or are exercisable for shares of New Surrozen Common Stock, as applicable, based on an implied Surrozen equity value of $200,000,000, on the terms and subject to the conditions set forth in the Business Combination Agreement, certain related agreements (including the Subscription Agreements, the Company Stockholder Support Agreements, the CHFW Shareholder Transaction Support Agreements, the Sponsor Letter Agreement and the Investor Rights Agreement, each in the form attached to the proxy statement/prospectus as Annex F, Annex H, Annex I, Annex E and Annex G, respectively), and the Transactions, be approved, ratified and confirmed in all respects.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2— The Domestication Proposal—RESOLVED, as a special resolution, that CHFW be transferred by way of continuation to Delaware pursuant to Part XII of the Companies Act (as revised) of the Cayman Islands and Section 388 of the General Corporation Law of the State of Delaware and, immediately upon being de-registered in the Cayman Islands, CHFW be continued and domesticated as a corporation under the laws of the state of Delaware and, conditional upon, and with effect from, the registration of CHFW as a corporation in the State of Delaware, the name of CHFW be changed from “Consonance-HFW Acquisition Corp.” to “Surrozen, Inc. (the “Domestication”)	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3—New Organizational Documents Proposal—RESOLVED, as a special resolution, that the Proposed Certificate of Incorporation and the Proposed Bylaws, copies of which are attached to the proxy statement/prospectus as Annex C and Annex D, respectively, be approved as the certificate of incorporation and bylaws, respectively, of New Surrozen, effective upon the effectiveness of the Domestication;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4—Governing Documents Proposals—to consider and vote, on an advisory, non-binding basis, upon the following four (4) separate resolutions to approve that, upon the Domestication, CHFW’s existing amended and restated memorandum and articles of association (the “Existing Governing Documents”) be replaced in their entirety and the substitution in their place of the proposed new certificate of incorporation, a copy of which is attached to the proxy statement/prospectus as Annex C (the “Proposed Certificate of Incorporation”) and the proposed new bylaws, a copy of which is attached to the proxy statement/prospectus as Annex D (the “Proposed Bylaws”) of “Surrozen, Inc.” upon the Domestication (such proposals, collectively, the “Governing Documents Proposals”):	FOR ☐	AGAINST ☐	ABSTAIN ☐

(A) Proposal No. 4—Governing Documents Proposal A—RESOLVED, as an ordinary resolution, that the change in the authorized share capital of CHFW from (i) 350,000,000 Class A ordinary shares, par value $0.0001 per share, (ii) 150,000,000 Class B ordinary shares, par value $0.0001 per share and (iii) 1,000,000 preference shares, par value $0.0001 per share, to (a) 500,000,000 shares of common stock, par value $0.0001 per share, of Surrozen, Inc. (f/k/a Consonance-HFW Acquisition Corp.) upon and after the Domestication (“New Surrozen”) and (b) 10,000,000 shares of preferred stock, par value $0.0001 per share, of New Surrozen be approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(B) Proposal No. 4—Governing Documents Proposal B—RESOLVED, as a special resolution, that the authorization to the board of directors of New Surrozen to issue any or all shares of preferred stock of New Surrozen in one or more classes or series, with such terms and conditions as may be expressly determined by the board of directors of New Surrozen and as may be permitted by the Delaware General Corporation Law be approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(C) Proposal No. 4—Governing Documents Proposal C—RESOLVED, as a special resolution, that the removal of the ability of New Surrozen stockholders to take action by written consent in lieu of a meeting be approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(D) Proposal No. 4—Governing Documents Proposal D—RESOLVED, as a special resolution, that the replacement of the Existing Governing Documents be approved and that all other immaterial changes necessary or, as mutually agreed in good faith by CHFW and Surrozen, desirable in connection with the replacement of Existing Governing Documents with the Proposed Certificate of Incorporation and Proposed Bylaws as part of the Domestication (copies of which are attached to the proxy statement/prospectus as Annex C and Annex D, respectively), including (i) changing the post-Business Combination corporate name from “Consonance-HFW Acquisition Corp.” to “Surrozen, Inc.” (which is expected to occur upon the consummation of the Domestication), (ii) making New Surrozen’s corporate existence perpetual, (iii) adopting Delaware as the exclusive forum for certain stockholder litigation and federal district courts of the United States of America as the exclusive forum for litigation arising out of the Securities Act of 1933, as amended and (iv) removing certain provisions related to CHFW’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination be approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5—The Share Issuance Proposal—RESOLVED, as an ordinary resolution, that for the purposes of complying with the applicable provisions of Nasdaq Stock Exchange Listing Rule 5635, the issuance of shares of New Surrozen Common Stock in the Merger and in the transactions contemplated by those certain subscription agreements entered into by CHFW and certain investors party thereto (the “PIPE Financing”) be approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 6—The Incentive Award Plan Proposal—RESOLVED, as an ordinary resolution, that the Surrozen, Inc. 2021 Equity Incentive Plan, a copy of which is attached to the proxy statement/prospectus as Annex J, be adopted and approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 7—The Equity Stock Purchase Plan Proposal—RESOLVED, as an ordinary resolution, that the Surrozen, Inc. 2021 Employee Stock Purchase Plan, a copy of which is attached to the proxy statement/prospectus as Annex K, be adopted and approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 8—The Adjournment Proposal—RESOLVED, as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates (A) to the extent necessary to ensure that any required supplement or amendment to the proxy statement/prospectus is provided to CHFW shareholders or, if as of the time for which the extraordinary general meeting is scheduled, there are insufficient CHFW ordinary shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the extraordinary general meeting, (B) in order to solicit additional proxies from CHFW shareholders in favor of one or more of the proposals at the extraordinary general meeting or (C) if CHFW shareholders redeem an amount of the public shares such that the condition to consummation of the Business Combination that the aggregate cash proceeds to be received by CHFW from the trust account in connection with the Business Combination, together with aggregate gross proceeds from the PIPE Financing, equal no less than $100,000,000 after deducting certain of CHFW’s unpaid expenses and liabilities would not be satisfied, at the extraordinary general meeting be approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Shareholder Certification I hereby certify that I am not acting in concert or as a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, with any other shareholder with respect to the Shares in connection with the proposed business combination.	SHAREHOLDER CERTIFICATION ☐

Dated:	, 2021

(Signature)
(Signature if held Jointly)

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSALS 1, 2, 3, 4-A, 4-B, 4-C, 4-D, 5, 6, 7 AND 8 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.